EXHIBIT 10.100

AMENDMENT AGREEMENT

THIS AMENDMENT AGREEMENT (this “Agreement”), dated as of December 31, 2008 is entered into by and between Imaging Diagnostic Systems, Inc., a Florida corporation (the “Company”), Whalehaven Capital Fund Limited (“Whalehaven”) and Alpha Capital Anstalt (“Alpha” and collectively with Whalehaven, the “Holders”).

WHEREAS, the Company and Whalehaven are parties to that certain Securities Purchase Agreement (the “August Purchase Agreement”), dated August 1, 2008, pursuant to which the Company issued to Whalehaven a 8% Senior Secured Convertible Debentures due, subject to the terms therein, August 1, 2009 (the “August Debenture”) with an aggregate principal amount of $400,000 and common stock purchase warrants (the “Warrants”) to purchase up to 22,222,222 shares of Common Stock, of which 22,222,222 shares of Common Stock in the individual amounts set forth on Schedule A attached hereto remain outstanding (the “Existing Warrants”);

WHEREAS, on November 26, 2008, Whalehaven sold a portion of the August Debenture and the Warrants to Alpha pursuant to the Securities Purchase Agreement, dated as of such date, by and among Whalehaven and Alpha, and, as a result, Alpha and Whalehaven are holders of the August Debenture and the Warrants;

WHEREAS, the Company and the Holders are parties to that certain Securities Purchase Agreement (the “November Purchase Agreement” and together with the August Purchase Agreement, the “Purchase Agreements”), dated November 20, 2008, pursuant to which the Company issued to the Holders 8% Senior Secured Convertible Debentures due, subject to the terms therein, November 20, 2009 (the “November Debentures” and together with the August Debenture, the “Debentures”) with an aggregate principal amount of $400,000;

WHEREAS, the Company has requested that the Holders agree to certain waivers and amendments under the Transaction Documents, and the Holders have agreed to such request, subject to the terms and conditions of this Agreement; and

WHEREAS, capitalized terms used herein, but not otherwise defined, shall have the meanings ascribed to such terms as set forth in the Purchase Agreements.

NOW, THEREFORE, in consideration of the terms and conditions contained in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound hereby, agree as follows:

1.           Reduction in Exercise Price of the Existing Warrants.  Immediately prior to the consummation of the transactions contemplated hereunder, the Exercise Price (as defined in the Existing Warrants) shall be reduced to equal $0.005, subject to adjustment therein (the “Warrant Reload”).

2.           Exercise of Existing Warrants.  Each Holder hereby agrees, severally and not jointly with the other Holders, to exercise the number of such Holder’s Existing Warrants set forth on Schedule B hereto, at an exercise price of $0.005 per share, for aggregate cash proceeds to the Company from all Holders equal to $73,778, otherwise pursuant to the terms of the Existing Warrants.  The cash exercise price to be paid by each Holder for such Existing Warrants shall be referred to as such Holder’s “Exercise Amount”.  Each Holder shall execute and deliver such Holder’s Exercise Amount to the bank account designated in writing by the Company set forth on Schedule C attached hereto; provided, however, that a Holder shall not be required to exercise such certain portion of its Existing Warrant to the extent that Section 2(d) of the Existing Warrants is violated by the resulting Common Stock issuance of such certain portion.

3.           Issuance of New Warrants.  Each Holder shall be issued new warrants (the “New Warrants” and together with the Existing Warrants, the “Warrants”) otherwise in the form of the Existing Warrant issued pursuant to the August Purchase Agreement as follows:  a Warrant registered in the name of such Holder to purchase up to a number of shares of Common Stock equal to the number of shares underlying the Existing Warrants being exercised by such Holder as set forth on Schedule B hereto, with an exercise price equal to $0.005, subject to adjustment therein.  The shares of Common Stock underlying such New Warrants shall be referred to herein as the “Warrant Shares”. The date of the closing of the exercise of the Existing Warrants, the issuance of the New Warrants and other transactions contemplated hereunder shall be referred to as the “Closing”.

4.           Registration Rights.  The Company shall include all of the Warrant Shares for which there is not currently an effective Registration Statement on the Registration Statement that the Company is required to file pursuant to Section 2 of the Registration Rights Agreement, dated as of November 20, 2008, by an among the Company and the Holders (the “Registration Rights Agreement”) and such Warrant Shares shall become “Registrable Securities” pursuant to the Registration Rights Agreement. Each Holder hereby waives any breach of Section 6(b) of the Registration Rights Agreement as a result of this paragraph 4.

5.           Representations and Warranties of the Company.  The Company hereby makes the representations and warranties set forth below to the Holders as of the date of its execution of this Agreement:

i.           Authorization; Enforcement.  The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder and thereunder.  The execution and delivery of this Agreement by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, the Board of Directors or the Company’s stockholders in connection therewith other than in connection with the Required Approvals.  This Agreement has been duly executed by the Company and, when delivered in accordance with the terms hereof and thereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

ii.           No Conflicts.  The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby or thereby to which it is a party do not and will not: (i) conflict with or violate any provision of the Company’s or any Subsidiary’s certificate or articles of incorporation, bylaws or other organizational or charter documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of the Company or any Subsidiary, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, or (iii) subject to the Required Approvals, conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not have or reasonably be expected to result in a Material Adverse Effect.

iii.           Other Representations, Warranties and Covenants. The representations, warranties and covenants of the Company with respect to the Warrants and Warrant Shares shall be identical in all respects to the representations, warranties and covenants of the Company with respect to the Existing Warrants (and shares of Common Stock underlying the Existing Warrants) issued pursuant to the Purchase Agreements and other Transaction Documents (as defined under the Purchase Agreements) and the Company hereby makes such representations, warranties and covenants as though fully set forth herein as of the date hereof, and all such representations, warranties and obligations are incorporated herein by reference.

iv.           Capitalization.  The Company is a duly organized and validly existing corporation in good standing under the laws of the State of Florida, authorized to issue an aggregate of  950,000,000 shares of Common Stock and no other shares of capital stock.  Immediately following the issuance of the New Warrants hereunder, there will be issued and outstanding  409,278,893 shares of Common Stock, all of which such issued and outstanding shares will be validly issued, fully paid and nonassessable.  The New Warrants, the Warrants and Warrant Shares, when issued in accordance with the terms of this Agreement and the Warrants, will be duly authorized, validly issued, fully paid and nonassessable. Except as described in this Section or as set forth on Schedule 5(iv), there are no issued or outstanding securities and no issued or outstanding options, warrants or other rights, or commitments or agreements of any kind, contingent or otherwise, to purchase or otherwise acquire shares of Common Stock or any issued or outstanding securities of any nature convertible into shares of Common Stock.  There is no proxy or any other agreement, arrangement or understanding of any kind authorized, effective or outstanding which restricts, limits or otherwise affects the right to vote any shares of Common Stock.

6.           Representations and Warranties of the Holders.  Each of the Holders hereby makes the representation and warranty set forth below to the Company as of the date of its execution of this Agreement. Each Holder represents and warrants that (a) the execution and delivery of this Agreement by it and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary action on its behalf and (b) this Agreement has been duly executed and delivered by such Holder and constitutes the valid and binding obligation of such Holder, enforceable against it in accordance with its terms except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

7.           Closing Conditions to Holders’ Obligations.  The respective obligations of the Holders hereunder in connection with the Closing are subject to the following conditions being met:

(a)           the accuracy in all material respects on the date of the Closing of the representations and warranties of the Company contained herein;

(b)           all obligations, covenants and agreements of the Company required to be performed at or prior to the Closing shall have been performed;

(c)           all parties to the Purchase Agreements shall have agreed to the terms and conditions of this Agreement, including exercising their respective Existing Warrants pursuant to this Agreement;

(d)           there shall have been no Material Adverse Effect with respect to the Company since the date hereof;

[(e)           the delivery of an opinion of counsel to the Company regarding this Agreement and the issuance of the Warrants hereunder, in form and substance reasonably acceptable to the Holders; and]

(f)           from the date hereof to the Closing, trading in the Common Stock shall not have been suspended by the Commission (except for any suspension of trading of limited duration agreed to by the Company, which suspension shall be terminated prior to the Closing), and, at any time prior to the Closing, trading in securities generally as reported by Bloomberg Financial Markets shall not have been suspended or limited, or minimum prices shall not have been established on securities whose trades are reported by such service, or on any Trading Market, nor shall a banking moratorium have been declared either by the United States or New York State authorities nor shall there have occurred any material outbreak or escalation of hostilities or other national or international calamity of such magnitude in its effect on, or any material adverse change in, any financial market which, in each case, in the reasonable judgment of each Holder, makes it impracticable or inadvisable to consummate the transactions hereunder.

8.           Filing of Form 8-K and Prospectus Supplement.  On or before 8:30 am (NY time) on the Trading Day immediately following the date hereof, the Company shall file a Current Report on Form 8-K, reasonably acceptable to the Holders disclosing the material terms of the transactions contemplated hereby and attaching this Agreement as an exhibit thereto. The Company shall consult with the Holders in issuing any other press releases with respect to the transactions contemplated hereby. In addition, within one Trading Day of the date hereof, the Company shall file a prospectus supplement under Rule 424 under the Securities Act to Registration Statement number 333-154798, disclosing the terms of the transactions hereunder.

9.           Effect on Transaction Documents. Except as expressly set forth above, all of the terms and conditions of the Transaction Documents shall continue in full force and effect after the execution of this Agreement and shall not be in any way changed, modified or superseded by the terms set forth herein, including, but not limited to, any other obligations the Company may have to the Holders under the Transaction Documents. Notwithstanding the foregoing, this Agreement shall be deemed for all purposes as an amendment to any Transaction Document as required to serve the purposes hereof, and in the event of any conflict between the terms and provisions of any other Transaction Document, on the one hand, and the terms and provisions of this Agreement, on the other hand, the terms and provisions of this Agreement shall prevail.

10.           Termination.  This Agreement may be terminated by any Holder, as to such Holder’s obligations hereunder, by written notice to the other parties, if the Closing has not been consummated on or before January 2, 2009.

11.           Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the same shall be in writing and signed by the Company and the Holders.

12.           Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be delivered as set forth in each of the Purchase Agreements.

13.           Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties; provided, however, that no party may assign this Agreement or the obligations and rights of such party hereunder without the prior written consent of the other parties hereto.

14.           Execution and Counterparts. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart.  In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

15.           Fees and Expenses.  Except as expressly set forth herein, the Company shall pay the fees and expenses of advisers, counsel, accountants and other experts, if any, and all other expenses incurred by the parties incident to the negotiation, preparation, execution, delivery and performance of this Agreement.

16.           Governing Law.  All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be determined pursuant to the Governing Law provision of the Purchase Agreements.

17.           Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

18.           Construction. The parties agree that each of them and/or their respective counsel has reviewed and had an opportunity to revise this Agreement and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any amendments hereto. In addition, each and every reference to share prices in this Agreement shall be subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions of the Common Stock that occur after the date of this Agreement.

19.           Entire Agreement.  The Agreement, together with the exhibits and schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

20.           Independent Nature of Holders’ Obligations and Rights.  The obligations of each Holder hereunder are several and not joint with the obligations of any other Holders hereunder, and no Holder shall be responsible in any way for the performance of the obligations of any other Holder hereunder. Nothing contained herein or in any other agreement or document delivered at any closing, and no action taken by any Holder pursuant hereto, shall be deemed to constitute the Holders as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Holders are in any way acting in concert with respect to such obligations or the transactions contemplated by this Agreement. Each Holder shall be entitled to protect and enforce its rights, including without limitation the rights arising out of this Agreement, and it shall not be necessary for any other Holder to be joined as an additional party in any proceeding for such purpose.

3.           Survival. All warranties and representations (as of the date such warranties and representations were made) made herein or in any certificate or other instrument delivered by it or on its behalf under this Agreement shall be considered to have been relied upon by the parties hereto and shall survive the issuance of the New Warrants.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

IMAGING DIAGNOSTIC SYSTEMS, INC.

By:           /s/ Linda B. Grable
                Name: Linda B. Grable
            Title: Chief Executive Officer

********************

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SIGNATURE PAGE FOR HOLDERS FOLLOWS]

[HOLDER’S SIGNATURE PAGE TO IMDS AMENDMENT AGREEMENT]

IN WITNESS WHEREOF, the undersigned have caused this Amendment Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Holder: Whalehaven Capital Fund Limited
Signature of Authorized Signatory of Holder: /s/ Eric Weisblum
Name of Authorized Signatory: Eric Weisblum
Title of Authorized Signatory: Partner

Address for Notice of Holder:

560 Sylvan Ave. 3rd Floor
Englewood Cliffs, NJ 07632

Address for Delivery of Securities for Holder (if not same as above):

Brian Mazzella, CFO
Whalehaven Capital Fund Limited
560 Sylvan Ave. 3rd Floor
Englewood Cliffs, NJ 07632

Existing Warrants to be exercised: 11,200,000
New Warrants with an exercise price of $0.005, subject to adjustment therein

[SIGNATURE PAGES CONTINUE]

[HOLDER’S SIGNATURE PAGE TO IMDS AMENDMENT AGREEMENT]

IN WITNESS WHEREOF, the undersigned have caused this Amendment Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Holder: Alpha Capital Anstalt
Signature of Authorized Signatory of Holder: /s/ Konrad Ackerman
Name of Authorized Signatory: Konrad Ackerman
Title of Authorized Signatory: Director

Address for Notice of Holder:

Alpha Capital Anstalt
Pradafant 7, 9490 Furstentums
Vaduz, Liechtenstein

Address for Delivery of Securities for Holder (if not same as above):

Alpha Capital Anstalt
c/o LH Financial Services Corp.
150 Central Park South, 2nd Floor
New York, NY 10019

Existing Warrants to be exercised: 3,555,555
New Warrants with an exercise price of $0.005, subject to adjustment therein

[SIGNATURE PAGES CONTINUE]

Schedule A

Existing Warrants

Name of Holder	Number of Existing Warrants
Whalehaven Capital Fund Limited	11,666,667
Alpha Capital Anstalt	3,555,555

Schedule B

Existing Warrants to be Exercised

Name of Holder	Number of Existing Warrants to be Exercised
Whalehaven Capital Fund Limited	11,200,000
Alpha Capital Anstalt	3,555,555

Schedule C
Bank Account for Exercise Amount

[to be completed by the company]